EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Alvin B. Parmiter, President and Chief Executive Officer, and Sherman E. Crum, Controller and Principal Financial Officer, of Community Savings Bancorp, Inc. (the “Registrant”), each hereby certify, in their capacity as an officer of the Registrant that he has reviewed the quarterly report of the Registrant on Form 10-Q for the quarter ended March 31, 2018 (the “Report”), and that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 14, 2018	/s/Alvin B. Parmiter
Date	Alvin B. Parmiter
President and Chief Executive Officer

May 14, 2018	/s/Sherman E. Crum
Date	Sherman E. Crum
Controller and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.